Exhibit 99.1

Darcy L. Bajko
Cleveland, OH

Re: Offer of Employment

Dear Darcy,

Spectral AI, Inc. (the “Company”) is pleased to make an offer of employment as Chief Commercial Officer, subject to the terms set forth in this letter (the “Letter”), with an anticipated start date of July 31, 2026 (the “Start Date”), pending a successful completion of a background check. The terms of your position with the Company are as set forth below.

1. POSITION. The Company will employ you as Chief Commercial Officer, and you will report to Vince Capone, Chief Executive Officer. You will be assigned various tasks and responsibilities from time to time and your job is to fully and timely execute these responsibilities. You agree to the best of your ability and experience that you will, at all times, loyally and conscientiously perform all of the duties and obligations required of and from the Company. You will also be expected to comply with the Company's policies and procedures.

2. COMPENSATION.

a. Salary. Your annual salary will be $315,000 (the “Annual Salary”), payable according to the normal business practices of the Company. Currently, payroll for employees is on the 3rd and the 20th of each month.

b. Discretionary Bonus. You will be eligible (but not guaranteed) to receive an annual discretionary bonus of up to thirty percent (30%) of your Annual Salary which, among other things, will be based upon (i) your perceived performance, (ii) your perceived contribution to the revenue and profitability of the Company and (iii) other factors deemed relevant the Company, in each case, as written in the Employee Bonus Policy.

c. Retirement Plan. Following your first three (3) months of employment the Company will provide you with the opportunity to participate in the Company’s 401(k) Plan (the “Plan”), where the Company will match your contributions dollar-for-dollar for up to 6% of your annual base salary. The Company reserves the right to terminate or amend the Plan from time to time in its discretion without liability to you.

d. Option Grant. Subject to the approval of the Board of Directors, you will be entitled to receive an option grant (the “Grant”) of an option to acquire up to 150,000 common shares of Spectral AI), vesting annually over a three-year period with pricing on the date of approval by the Board of Directors of the Grant. The Grant is subject to the terms of the Stock Option Agreement which you will execute in connection with the Grant and the Company Option Plan, copies of which have been made available to you (the “Plan Documents”).

3. EMPLOYEE BENEFITS. The Company will provide you with the opportunity to participate in the standard Company benefits plans currently available to other employees, subject to any eligibility requirements imposed by such plans, to commence on the first of the month following the Start Date.

4. PAID TIME OFF (TIME BANK). Upon your first day of employment, you will become eligible to participate in the Spectral AI Time Bank. You will accrue 10 hours a month to be used in lieu of sick or vacation time. This is the equivalent of 15 days annually. In addition to your accrued time, you shall be entitled to the company paid U.S. federal holidays. Only 120 hours of time off may be carried over each year.

5. CONFIDENTIAL INFORMATION AND OUTSIDE ACTIVITIES. As a condition of your employment, you will execute the Confidentiality, Non-Compete and Proprietary Rights Agreement (the “CNC Agreement”) attached to this Letter at Exhibit A and by signing this Letter, you affirm the terms and conditions thereof.

6. NO CONFLICTING OBLIGATIONS. You understand and agree that by signing this Letter, you represent to the Company that your performance will not breach any other agreement to which you are a party, you have received any and all consents from third parties that may be required for the execution, delivery and performance herewith and that you have not, and will not, during the term of your employment with the Company, enter into any oral or written agreement in conflict with any of the provisions of this Letter or the Company's policies. You are not to bring with you to the Company or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which you owe an obligation of confidentiality under any agreement or otherwise.

7. “AT-WILL” EMPLOYMENT. Employment with the Company is for no specific period of time. Your employment with the Company is and will continue to be “at-will.” This means that either you or the Company may terminate your employment relationship at any time, and for any reason or no reason whatsoever. You will not be entitled to notice, payment or any other compensation upon your termination (other than the compensation due to you for the period from your most recent paycheck through the date of termination and as otherwise expressly agreed to herein). Whilst your job duties, title, compensation and benefits as well as the Company's personnel policies and procedures may change from time to time, the “at-will” nature of your employment cannot be changed or retracted, either orally or in writing, or by any policy or conduct, except by an express written document stating that your employment is no longer at-will, which is approved by the CEO.

8. ADDITIONAL INFORMATION. This Letter (including the attached CNC Agreement) is the entire agreement between you and the Company. The Company reserves the right to modify or amend the terms of your employment at any time for any reason and any such modification or amendments shall be by express written agreement signed by you and the CEO. Any contrary representations, whether oral, written or implied, which have been made to you with respect to the matters described in this Letter, are superseded by this Letter. This Letter will be governed by the laws of Texas, without regard to conflict of laws principles and provisions.

This offer is confidential and can only be disclosed to your immediate family and to your legal and financial advisers. If the offer terms are acceptable to you – after reading this Letter, carefully considering the terms, and, if needed, discussing these terms with your legal and financial advisers – please sign in the space below and return a copy to the Company. This Letter will then govern the relationship between you and the Company.

Sincerely,

/s/ Vincent Capone
Vince Capone
Chief Executive Officer Spectral AI, Inc.

I, Darcy Bajko, accept the offer on the terms and conditions outlined above.

Darcy Bajko	/s/ Darcy Bajko
Employee Name	Employee Signature

Date

Exhibit A

CONFIDENTIALITY, NON-COMPETE AND PROPRIETARY RIGHTS AGREEMENT

1.	My obligations under this Confidentiality, Non-Compete and Proprietary Rights Agreement (hereafter in this Exhibit A, “Agreement”) are to the Company and its subsidiaries, affiliates, and successors, as such may be from time to time, including a company that in the event of a merger and acquisition (“M&A”) buys the Company's operations and/or activities in whole or in part (the “Company’s Affiliates”).

2.	Confidentiality: I will regard and retain as strictly confidential and will not, directly or indirectly, disclose to any third party, or use for any unauthorized purposes either during or at any time after the term of my employment with the Company without limitation regarding time or place, any Confidential Information (as defined below) that I have acquired during my employment or in consequence of my employment or association with the Company or the Company’s Affiliates, without the written consent of an authorized representative of the Company.

“Confidential Information.” As used herein, “Confidential Information” means all Company information or data disclosed orally, in writing or in electronic format, at any time, and whether or not marked as “confidential” or “proprietary,” which is not generally available to the public, including, but not limited to, the Company’s actual or anticipated business or research and development, technical data, trade secrets or know-how, product plans or other information regarding the Company’s and/or the Company’s Affiliates’ products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finance, methods of manufacture, other business information, or other non-public information that a competitor of the Company or a Company Affiliate could use to the competitive disadvantage of the Company or a Company Affiliate. However, Confidential Information shall not include such information or data that:

a.	I can demonstrate was already lawfully in my possession prior to the time of disclosure;

b.	Is publicly available or later becomes generally available to the public other than as a result of disclosure by me or any other party owing a confidentiality or similar obligation to the Company or a Company Affiliate;

c.	Becomes available to me on a non-confidential basis from any third-party not owing a confidentiality or similar obligation to the Company or a Company Affiliate;

d.	Is independently developed by me without access to the Company’s Confidential Information; or

e.	Is information I disclose pursuant to judicial, regulatory, or statutory mandate, provided I (i) give the Company prompt written notice of such legal requirement so that the Company has the opportunity to pursue its rights regarding such potential disclosure and (ii) utilize reasonable efforts to obtain reliable assurances that the person receiving the Confidential Information will maintain the confidentiality of the same.

I acknowledge that all such Confidential Information is essential commercial and proprietary information of the Company and/or the Company’s Affiliates, or third parties to whom the Company or the Company’s Affiliates owe a duty of confidentiality, is not public information and cannot easily be discovered by others. The confidentiality of the Confidential Information provides the Company and/or the Company’s Affiliates a commercial advantage over its competitors, and the Company is taking reasonable measures to safeguard its confidentiality.

3.	Return of Confidential Information: All Confidential Information, whether contained in documents, electronic media, magnetic media, servers or otherwise (collectively, the “Documents”), including, but not limited to, notebooks, notes, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs, other data of any kind coming into my possession or prepared by me or others, are the exclusive property of the Company and/or of the Company’s Affiliates, as the case may be. I agree to return to the Company or, if return is not feasible, destroy all such Documents immediately upon the earlier of: (i) a demand from the Company; or (ii) termination of my employment with the Company. I agree to certify the destruction of all such Documents, in writing, to the Company within ten (10) calendar days of such demand or such termination from employment.

4.	Rights in Inventions: I hereby acknowledge and will in the future acknowledge the Company’s (including, as applicable, the Company’s Affiliates) sole and exclusive right, title, and interest, domestic and foreign, in and to all Inventions (as defined below). Accordingly, without additional compensation, all right, title and interest of every kind and nature whatsoever in and to all Inventions I solely or jointly conceive and/or reduce to practice throughout the world while employed or working in collaboration with the Company, including all rights of priority under International Conventions, are hereby assigned to the Company (including, as applicable, the Company’s Affiliates), and shall be the sole and exclusive property of Company for any purposes or uses whatsoever. All costs and expenses associated with establishing the Company’s rights therein shall be the Company’s responsibility. I hereby agree to assist the Company in any reasonable manner to obtain and enforce for the Company’s benefit any patents or other property rights in any and all countries, with respect to any Inventions, and I agree to execute, when requested, declarations, oaths, or statements of use for patent, copyright, trademark, or similar applications and assignments to Company and any other lawful documents deemed necessary by Company to carry out the purposes of this Agreement with respect thereto. In the event that Company is unable for any reason to secure my signature on any document required to apply for or execute any patent, copyright or other application with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), after a written demand is made therefore upon me, I hereby irrevocably designate and appoint Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of myself, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, mask works or other rights thereon with the same legal force and effect as if executed by myself.

5.	Without derogating from the aforementioned and in as much as such rights cannot be assigned or transferred to the Company, I hereby explicitly waive (i) any interest, claim or demand that I have, or may have in the future for, or may be entitled to, with respect to consideration, compensation or royalty payment in connection with the Inventions, including, but not limited to, any claims for consideration, compensation or royalty payments pursuant to any applicable law; (ii) any moral rights, artists’ rights, or any other similar rights worldwide ("Moral Rights") that I had, have or may have in the future in or with respect to the Inventions. I hereby acknowledge and declare that the monthly salary and other monetary benefits provided under the terms of the Letter to which this Agreement is attached constitute the entire compensation to which I am entitled and include any and all consideration with respect to Inventions which I have developed, made, authored, contributed to or worked on, in whole or in part, independently or jointly with others. I hereby waive all claims and agree never to assert against the Company and/or the Company’s Affiliates or licensees, any (i) rights to receive consideration, compensation or royalty payment in connection with the Inventions and/or (ii) Moral Rights.

“Inventions” herein means, collectively, all inventions, ideas, improvements, mask works, data, discoveries, works, designs, know-how, original works of authorship, formulae, concepts, techniques, methods, systems, processes, compositions of matter, computer software programs, databases, and trade secrets, whether or not capable of being patented or copyrighted or protectable as trade secrets, including improvements and derivatives thereof, which during my employment with the Company or six (6) months thereafter (or a lesser maximum period permitted by law), I may conceive, reduce to practice, make, develop, author, or work on, in whole or in part, independently or jointly with others and:

a.	which are related to the Company’s Business (as defined below); or

b.	which are related to the Company’s actual or demonstrably anticipated research and development, or to any of the Company’s Affiliates’ actual or demonstrably anticipated research and development which relates to the Company’s Business (as defined below); and

c.	which are developed in whole or in part on the Company’s time or with the use of any of the Company’s or any of the Company’s Affiliates’ equipment, supplies, facilities, or Confidential Information.

The Company’s “Business,” as used in this Agreement refers to any business activity of the Company as currently conducted and as currently proposed to be conducted, including without limitation, related to medical imaging device research, development, manufacturing, and/or sale.

6.	Disclosure and Assignment of Inventions: I will promptly disclose, reduce to writing, and describe to the Company or to the Company’s Affiliates (as determined at the sole and absolute discretion of the Company) all Inventions. Immediately upon the request of the Company or its Affiliates and/or as required under applicable law, I will promptly execute and sign any written document required to effectuate, evidence and/or register the assignment to the Company or its designee(s) of all my rights, title and interests with respect to any and all Inventions, pursuant to Sections 4 and 5 above.

7.	Employee Assistance: I will, at the Company’s expense, assist in preparation and registration of patents and all other intellectual property in favor of the Company or its designee(s) in any jurisdiction deemed appropriate by the Company. Such assistance shall include, without limitation, the preparation of documents, drawings and other data and execution of assignments, applications and other forms. I agree to perform this obligation during and after my employment with the Company.

8.	Non-Competition: I agree that as long as I am in the employ of the Company and for a period of one (1) year after termination of employment for any reason, I will not, directly or indirectly, either alone or jointly with others, or as an employee, agent, consultant owner, partner, joint venturer, stockholder, broker, principal, corporate officer, director, licensor or in any other capacity or as an employee of any person, firm or company, anywhere within a 100 mile radius of the Company’s principal office, engage in, become financially interested in, be employed by or have any connection with any business or venture that is engaged in any activities involving (i) products or services directly competing with the Company’s products or services, or with such of the Company’s Affiliates products and services which relate to the Company’s Business, as they shall be at the time of termination of my employment, or, (ii) information, processes, technology or equipment which directly competes with information, processes, technology or equipment in which the Company has a proprietary interest, or in which any of the Company’s Affiliates then has a proprietary interest and which are related to the Company’s Business. The foregoing shall not apply to (i) holdings of securities of any company the shares of which are publicly traded on an internationally recognized stock exchange, which do not exceed 1% of the issued share capital of such public company, so long as I have no active role in such public company as a director, officer, employee, consultant (including as an independent consultant) or otherwise, or, (ii) de minimis non-commercial activities.

I further agree that as long as I am in the employment of the Company and for a period of six (6) months after termination of employment, for any reason, I shall not directly, either alone or jointly with others or as an employee, agent, consultant owner, partner, joint venturer, stockholder, broker, principal, corporate officer, director, licensor or in any other capacity or as an employee of any person, firm or company, solicit, canvas or approach in competition with the Company, any person or entity which, to my knowledge, was provided with goods or services by the Company ("Customer") or provided goods or services to the Company ("Provider") at any time during the 12 months immediately prior to termination of employment, for the purpose of offering or receiving goods or services of the same type as or similar to the goods or services supplied or received by the Company on the termination date.

9.	Non-Solicitation: During the term of my service with the Company and for a period of one (1) year after termination of employment for any reason, I will not, directly, including personally or in any business in which I am an employee, officer, director, shareholder, consultant or contractor, for any purpose or in any place, solicit or encourage or endeavor to solicit or encourage or cause others to solicit or encourage any employees of the Company or of the Company’s Affiliates to terminate their employment with the Company or with the Company’s Affiliates as applicable.

10.	No Conflicting Obligations: I will not disclose to the Company any confidential information or material belonging to a third party, including any prior employer or contractor, unless I have first received the written approval of that third party and present it to the Company.

11.	Breach of Obligations: I am aware that a breach of my obligations as detailed above, or part of them, may cause the Company or the Company’s Affiliates serious and irreparable damage, and that financial compensation may not be an appropriate remedy to such damage. Therefore, I agree, that if such a breach occurs, the Company, any of the Company’s Affiliates or any of their designee(s) shall be entitled, without prejudice, to take all legal means necessary, and seek all and any injunctive relief as is necessary to restrain any continuing or further breach of this Agreement. I agree that the prevailing party in any action to enforce this Agreement shall be entitled to full recovery of its attorneys’ fees.

12.	Acknowledgements and Declarations:

I hereby declare and acknowledge as follows:

a.	My confidentiality and non-competition obligations under this Agreement are fair, reasonable, and proportional, and are designed to protect the Company’s and the Company Affiliates’ secrets and their confidential information, which constitute the essence of their protected business and commercial advantage in which significant capital investments were made.

b.	Any breach of my obligations under this Agreement shall contradict the nature of the special trust and loyalty between me and the Company, the fair and proper business practices and the duty of good faith and fairness between the parties. Any such breach shall harm the Company and/or the Company Affiliates and shall constitute a material breach of this Agreement and the employment agreement to which this Agreement is attached.

c.	My obligations under this Agreement and the restricted period of time and geographical area specified herein are reasonable and proportional, and do not prevent me from developing my general knowledge and professional expertise in the area of my business, without infringing on or breaching any of the Company’s rights.

13.	Assignment: The undertakings set forth herein may be assigned by the Company. I may not assign or delegate my duties under this Agreement without the Company’s prior written approval. This Agreement shall be binding upon my heirs, successors and permitted assignees.

14.	Waiver. No failures or delay by the Company in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any right, power, or privilege hereunder.

15.	Survival: If any one or more of the terms contained in this Agreement shall for any reason in any judicial proceeding to be excessively broad with regard to time, geographic scope or activity, the term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law.

ACKNOWLEDGED AND AGREED BY:

Employee	Signature	Date

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